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                                                                   Exhibit 10.30

                  IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS
                      COUNTY DEPARTMENT, CHANCERY DIVISION

PEOPLE OF THE STATE OF ILLINOIS, ex rel.         )
                                                 )
NATHANIEL S. SHAPO, DIRECTOR OF                  )
INSURANCE OF THE STATE OF ILLINOIS,              )
                                                 )
                        Plaintiffs,              )
                                                 )
         v.                                      )
                                                 )     NO:
                                                 )
 LEGION INDEMNITY COMPANY,                       )
 an Illinois Domestic Stock Insurance Company,   )
                                                 )
                                                 )
                        Defendant.               )



                             ORDER OF CONSERVATION
                             ---------------------

         THIS CAUSE COMING ON TO BE HEARD upon the Verified Complaint for Conservation of Assets and Injunctive Relief, filed herein by the PEOPLE OF THE STATE OF ILLINOIS, on the relation of NATHANIEL S. SHAPO, Director of Insurance of the State of Illinois, for an order authorizing and directing the Director to take immediate possession and control of the property, accounts, assets, books, records, business and affairs of LEGION INDEMNITY COMPANY (Hereafter "Legion") to conserve the same pursuant to the provisions of Article XIII of the Illinois Insurance Code (hereinafter "Code"), 215 ILCS 5/187, et seq. (1998); and, further, to protect the interests of Legion's policyholders and creditors, and of the general public; the Court having jurisdiction over the parties hereto and the subject matter hereof; the Court having reviewed the pleading filed herein and having

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considered the arguments of counsel thereon; and the Court then being otherwise advised in the premises, and for good cause appearing therefore;

THE COURT FINDS:

     1. That, by his Verified Complaint, the Director of Insurance of the State of Illinois seeks an Order of Conservation against the Defendant, Legion, pursuant to Section 188.1 of the Code, 215 ILCS 5/188.1. By his Verified Complaint, the Director of Insurance of the State of Illinois alleges that sufficient cause exists under Section 188 of the Code, 215 ILCS 5/188, for the entry of an order of conservation, rehabilitation, and/or liquidation against the Defendant, Legion, including, without limitation, the following facts and circumstances:

     That the Defendant, Legion, is in such condition that its further transaction of business would be hazardous to its policyholders, creditors and to the public.

     2. That, in light of the foregoing facts and circumstances, sufficient cause exists for the entry of an order of conservation, rehabilitation, and/or liquidation against the Defendant, Legion, and that it is in the best interests of Legion's policyholders and creditors, and of the general public, that an ex parte Order of Conservation be entered against the Defendant, Legion, in accordance with the provisions of Article XIII of the Code, 215 ILCS 5/187, et seq.

IT IS, THEREFORE, HEREBY ORDERED:

     A. That this Order of Conservation is hereby entered as to and against Legion; and,

     B. That Nathaniel S. Shapo, Director of Insurance of the State of Illinois, and his successors in office, is hereby affirmed as statutory Conservator ("Conservator") of the

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Defendant, Legion, and is authorized and directed to immediately take possession and control of the property, books, records, accounts, business and affairs, and all other assets of the Defendant, Legion, and of the premises currently occupied, or hereafter occupied, by Legion for the transaction of its business, pursuant to the provisions of Article XIII of the Code, 215 ILCS 5/187, et seq., and to conserve the same for the benefit of the policyholders and creditors of Legion, and of the public; and, further authorizing the Director to take such actions as the nature of the cause and the interests of Legion, its policyholders and creditors, or the public, may require, subject to the further orders of the Court; and,

     C. That the Defendant, Legion, and its present and former officers, directors, trustees, agents, managing general agents, third-party administrators, servants, representatives, employees and its parent, subsidiary and affiliated companies and all other persons and entities, are hereby ordered to give immediate possession and control to the Conservator of all property, business, books, records, accounts, and all other assets of the Defendant, Legion, and of any and all premises occupied by Legion for the transaction of its business; and,

     D. That all agents, managing general agents, third-party administrators, reinsurers, retrocessionaires, accountants, auditors, actuaries and attorneys of the Defendant, Legion, are hereby ordered and directed to deliver to the Conservator, upon request, copies of all documents in their possession or under their control concerning or relating to the Defendant, Legion, and to provide the Conservator with such information as he may require concerning any and all business and/or professional relationships between them and the Defendant, Legion, and concerning any and all activities, projects, jobs and the like undertaken and/or

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performed by them at the request of Legion, or its officers, directors, agents, servants, representatives and/or employees, or which Legion is, or may be, entitled to as the result of its relationship with such agents, managing general agents, third-party administrators, fronting carriers, reinsurers, retrocessionaires, accountants, auditors, actuaries and/or attorneys; and,

    E. That the Defendant, Legion, and its officers, directors, agents, servants, representatives and employees, and all other persons and entities having knowledge of the order prayed for herein are hereby restrained and enjoined from transacting any business of Legion, or dealing with, or disposing of, any of Legion's property or assets, whether real, personal or mixed, without the express written consent of the Director or until further order of the Court, or doing or permitting to be done any action which might waste or conceal the property or assets of Legion.

    F. That any and all banks, brokerage houses, financial institutions, investment advisors and any and all other companies, persons or entities having knowledge of the order prayed for herein, having in their possession accounts and any other assets which are, or may be, the property of Legion, are hereby restrained and enjoined from disbursing or disposing of said accounts and assets, without the express written consent of the Conservator; and, all such companies, persons and entities are hereby restrained and enjoined from disposing of, or destroying, any records pertaining to any business transaction between Legion and such banks, brokerage houses, financial institutions, investment advisors, companies, persons or entities having done business, or doing business, with Legion; and that each such company, person or

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entity is hereby ordered and directed to immediately turn over and deliver possession and control of any and all such accounts, assets and/or records to the Conservator; and,

    G. That all agents, managing general agents, third-party administrators and brokers of Legion, and their respective agents, servants, representatives and employees, and all other persons and entities having knowledge of the order prayed for herein are hereby restrained and enjoined from returning any premium, earned or unearned, or any other money in their possession, or under their control, collected in connection with policies, contracts, bonds, certificates or treaties of insurance or reinsurance, previously issued, or to be issued, by Legion, to policyholders or others; and that said agents, managing general agents, third-party administrators and brokers, and their respective agents, servants, representatives and employees, and all other persons and entities, are hereby directed and ordered to immediately turn over all such funds in their possession or under their control, or to which they may hereafter acquire possession or control, to the Conservator in gross and not net of any commissions which may be due thereon, subject to the provisions of 215 ILCS 5/206; and,

    H . That the officers, directors, agents, servants, representatives and employees of the Defendant, Legion, and all other persons, companies and entities having knowledge of the order prayed for herein, including, but not limited to, the policyholders and creditors of Legion are hereby restrained and enjoined from: (i) bringing, asserting or further prosecuting any claim, action or proceeding, at law or in equity or otherwise, whether in this State or elsewhere, against Legion, or its property or assets, or against the Director as Legion's Conservator, except insofar as those claims, actions or proceedings arise in or are brought in

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these conservation proceedings; (ii) obtaining, asserting or enforcing preferences, judgments, attachments, garnishments or other like liens or encumbrances, including common law retaining liens, or the making of any levy against Legion, or its property or assets while in the possession and control of the Conservator; (iii) interfering, in any way, with the Conservator's conduct of the conservation of Legion; and (iv) interfering, in any way, with the Conservator in his possession and control of the property, business, books, records, accounts, premises and all other assets of Legion, until further order of the Court; and,

    I. That a moratorium is hereby issued and established enjoining and prohibiting the Defendant, Legion, and its directors, officers, agents, managing general agents, third-party administrators, servants, representatives, employees, parent and affiliated companies, and all other persons and entities having knowledge of the order prayed for herein, from paying any claims, loss adjustment expenses, other contractual obligations, or any judgments, attachments or other like encumbrances incurred by the Defendant, Legion, the result of Legion having issued contracts, policies, bonds or certificates of insurance, except that the Conservator may, in his discretion, authorize the payment of certain workers' compensation and accident and health claims covered under policies and contracts of insurance issued by Legion, until further order of the Court; and,

    J. That a moratorium is hereby issued and established enjoining and prohibiting the Defendant, Legion, and its directors, officers, agents, managing general agents, third-party administrators, servants, representatives, employees and affiliated companies, and all other persons and entities, from paying any claims or other contractual obligations incurred by the

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Defendant, Legion, as a result of Legion having assumed any liabilities under agreements, treaties, certificates or contracts of reinsurance, until further order of the Court; and,

     K. That a moratorium is hereby issued and established enjoining and prohibiting the Defendant, Legion, and its directors, officers, agents, managing general agents, third-party administrators, servants, representatives, employees and affiliated companies, and all other persons and entities, from paying any contractual obligations of Legion owing to its creditors and/or vendors, or its respective assignees, or any other persons, except insofar that such payments are necessary in the administration of the conservation of Legion, as contemplated by 215 ILCS 5/202, and as authorized by the Conservator, until further order of the Court; and,

     L. That any and all persons, companies and entities are hereby restrained and enjoined from construing this Order of Conservation as an anticipatory breach of any contract, including, but not limited to, agreements, treaties, certificates or contracts of reinsurance, heretofore entered into with the Defendant, Legion; and,

     M. That the Director, as Conservator, is hereby directed to ascertain the condition of the Defendant, Legion, while he is in possession and control of the property, books, records, accounts, assets, premises, business and affairs of Legion, and to make periodic reports to the Court as to the nature and condition of the Defendant, Legion, while in conservation; and that the Conservator is further directed to file with this Court, for its consideration, reports relating to the administration of the conservation of Legion, in accordance with
Section 202 of the Code, 215 ILCS 5/202; and,

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     N. That the Director, as Conservator, is hereby authorized to pay from the assets of the Defendant, Legion, those expenses incurred during the course of the conservation of Legion, including but not limited to, attorneys' fees, accounting fees and consulting fees as administrative expenses, pursuant to and in a manner consistent with the provisions of Section 202 of the Code, Id.; and,


     O. That all costs of these proceedings are hereby taxed and assessed against the Defendant, Legion; and,

     P. That it is hereby ordered that the caption in this cause and all pleadings filed in this matter shall hereafter read:

                       "IN THE MATTER OF THE CONSERVATION
                          OF LEGION INDEMNITY COMPANY"

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     Q. That this Court retains jurisdiction in this cause for the purpose of granting such further relief as the nature of the cause, and the interests of the Defendant, Legion, its policyholders, creditors and stockholders, or of the public, may require; and/or as the Court may deem proper in the premises.


                                                ENTERED:


                                                ________________________
                                                Judge


JAMES E. RYAN
Attorney General of Illinois
Attorney for the PEOPLE OF
THE STATE OF ILLINOIS
David W. Van de Burgt
Assistant Attorney General
James R. Thompson Center
100 West Randolph Street
Twelfth Floor
Chicago, Illinois 60601
(312) 814-3599
Attorney Code #99000

OF COUNSEL:
D. Daniel Barr
Michael Buresh
Jennifer Donham
Counsel to the Director as Receiver
222 Merchandise Mart Plaza, Suite 1450
Chicago, IL 60654
(312) 836-9500
Attorney Code #16819

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